Exhibit 10.2

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of May 2, 2013, among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain CREDIT AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), Agent, Wells Fargo, as lead arranger, book runner, and as documentation agent, ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (“EAC”), and EVERGREEN HELICOPTERS, INC., an Oregon corporation (“Evergreen”) (Evergreen, together with EAC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, certain of the Grantors and Agent are or will be parties to one or more Aircraft and Engine Security Agreements (as such term is defined in the Credit Agreement), pursuant to which such Grantors have granted or will grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in, among other things, its Aircrafts and Engines as provided therein; and

WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Providers in connection with the transactions contemplated by the Credit Agreement and this Agreement;

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to Borrowers as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, (a) each Grantor (other than any Borrower) has agreed to guaranty the Guarantied Obligations, and (b) each Grantor has agreed to grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

WHEREAS, each Grantor (other than any Borrower) is a Subsidiary of a Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrowers by the Lender Group.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “Account” means an account (as that term is defined in Article 9 of the Code).

(ii) “Activation Instruction” has the meaning specified therefor in Section 7(k).

(iii) “Agent” has the meaning specified therefor in the preamble to this Agreement.

(iv) “Aircraft and Engine Security Agreement” has the meaning specified therefor in the Credit Agreement.

(v) “Airworthiness Certificate” means, with respect to any Aircraft, an Airworthiness Certificate issued by the FAA with respect to such Aircraft pursuant to the FARs, as the same now exists or may hereafter be amended, supplemented, renewed, extended, revised, or replaced.

(vi) “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(vii) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(viii) “Borrower” and “Borrowers” have the respective meanings specified therefor in the recitals to this Agreement.

(ix) “Brazil Subsidiary” means EAC do Brasil Parcipacoes Ltda.

(x) “Certificated Air Carrier” means an “air carrier” within the meaning of Section 41102(a) of Title 49 of the United States Code, as amended.

(xi) “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(xii) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(xiii) “Collateral” has the meaning specified therefor in Section 3.

(xiv) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

(xv) “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(xvi) “Controlled Account” has the meaning specified therefor in Section 7(k).

(xvii) “Controlled Account Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by a Grantor, Agent, and one of the Controlled Account Banks.

(xviii) “Controlled Account Bank” has the meaning specified therefor in Section 7(k).

(xix) “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xx) “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.

(xxi) “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(xxii) “Deposit Account” means a deposit account (as that term is defined in the Code).

(xxiii) “Engine” means an “aircraft engine” as defined in Section 40102 of the Federal Aviation Act.

(xxiv) “Equipment” means equipment (as that term is defined in the Code).

(xxv) “Excluded Assets” means:

(A) vehicles and other property (except for Aircraft and related Engines, engines, motors and parts, and Spare Parts) covered by certificates of title to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement in the jurisdiction of organization of the owner thereof;

(B) owned Real Property having a fair market value less than $2,500,000 and leasehold interests in Real Property with respect to which any Grantor is a tenant or subtenant (provided, for the avoidance of doubt, that EAC’s two owned principal facilities in Central Point, Oregon may not be excluded pursuant to this clause (B));

(C) any right of any nature in any lease, license or agreement to which any Grantor is party if, and to the extent that, the grant of a security interest in such lease, license or agreement shall constitute or result in (x) the abandonment, invalidation or unenforceability of such lease, license or agreement or (y) a breach, termination or default under such lease, license, contract or agreement, other than (1) to the extent that any such prohibition, restriction or other term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity and (2) proceeds and receivables thereof;

(D) any asset or property right of any nature to the extent that any applicable law or regulation prohibits the creation of a security interest therein (other than (1) to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity and (2) proceeds and receivables thereof) (including to the extent that, and solely to the extent that, the applicable laws of Brazil prohibit the pledge of voting Equity Interests of the Brazil Subsidiary in excess of 20% of the outstanding voting Equity Interests thereof);

(E) (1) solely in the case of any pledge of Equity Interests of any direct Foreign Subsidiary to secure the Obligations, any Equity Interests that are voting Equity Interests of such Foreign Subsidiary in excess of 65% of the outstanding voting Equity Interests of such class, (2) the Equity Interests of any Subsidiary that is not wholly owned by the Borrower or its Subsidiaries at the time such Subsidiary becomes a Subsidiary (for so long as such Subsidiary remains a non-wholly owned Subsidiary and to the extent that the governing documents of such non-wholly owned Subsidiary prevent the grant of a security interest in the Equity Interests governed thereby (unless such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) and (3) any asset or property right of any nature of any Subsidiary of a Foreign Subsidiary (including, for the avoidance of doubt and not by way of limitation, the Equity Interests of any Subsidiary of a Foreign Subsidiary);

(F) property and assets owned by any Grantor that are the subject of Permitted Liens securing Permitted Purchase Money Indebtedness for so long as such Permitted Liens are in effect and the Indebtedness secured thereby prohibits any other Liens thereon other than to the extent that any prohibition, restriction or other term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity;

(G) (1) deposit and securities accounts the balance of which consists exclusively of (x) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any Grantor, and (y) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Grantor, (2) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts and trust accounts, (3) deposit accounts or securities accounts solely and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor’s salaried employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing, (4) pension fund accounts and 401(k) accounts, and (5) amounts on deposit in the “Escrow Account” created pursuant to that certain Escrow and Security Agreement, dated as of May 2, 2013 between EAC and Wilmington Trust, National Association, as escrow agent and as trustee;

(H) any United States intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the creation by a Grantor of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, rule or regulation.

(xxvi) “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

(xxvii) “FAA” has the meaning specified therefor in the Credit Agreement.

(xxviii) “FAA Certificates” mean, collectively, all certificates required by the FAA and the FARs for the manufacture, design, production, maintenance, use or sale of any Aircraft, including, with respect to any Grantor, each Airworthiness Certificate issued with respect to such Aircraft and each other certificate issued in favor of any Grantor under the FARs pursuant to which such Grantor maintains, operates or sells Aircrafts or Spare Parts, as the same now exists or may hereafter be amended, supplemented, renewed, extended, reissued, or replaced.

(xxix) “FAA Registration” means, as to any Aircraft, registration of the title to the Aircraft by and in the name of the Grantor with the FAA in accordance with the FARs.

(xxx) “FAA Security Recordation” means, with respect to any Aircraft, Engine, or Spare Part, the recordation of an Aircraft and Engine Security Agreement (or supplemental schedule thereto, as applicable) or Spare Parts Security Agreement (or supplemental schedule thereto, as applicable), as applicable, with the FAA in accordance with the FARs, which establishes a perfected Lien on such Aircraft, Engine, or Spare Part, as applicable, in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers.

(xxxi) “Farm Products” means farm products (as that term is defined in the Code)

(xxxii) “Fixtures” means fixtures (as that term is defined in the Code).

(xxxiii) “Foreclosed Grantor” has the meaning specified therefor in Section 2(i)(iii).

(xxxiv) “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, all FAA Certificates issued by the FAA to any Grantor (together with the underlying specifications) Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(xxxv) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xxxvi) “Guarantied Obligations” means all of the Obligations (including any Bank Product Obligations) now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent, any other member of the Lender Group, or any Bank Product Provider (or any of them) in enforcing any rights under the any of the Loan Documents. Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by Borrowers to Agent, any other member of the Lender Group, or any Bank Product Provider but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving any Borrower or any guarantor; provided that, anything to the contrary contained in the foregoing notwithstanding, the Guarantied Obligations shall exclude any Excluded Swap Obligation.

(xxxvii) “Guarantor” means each Grantor other than any Borrower.

(xxxviii) “Guaranty” means the guaranty set forth in Section 2 hereof.

(xxxix) “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(xl) “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group’s rights under the Loan Documents.

(xli) “International Interest” has the meaning ascribed thereto in the Cape Town Convention.

(xlii) “Inventory” means inventory (as that term is defined in the Code).

(xliii) “Investment Property” means (A) any and all investment property (as that term is defined in the Code), and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(xliv) “IR Security Recordation” means, with respect to any Aircraft and Engine, the registration of one or more International Interests on the International Registry in accordance with the Cape Town Convention, which establishes a perfected Lien on the Aircraft or Engine, as applicable, in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers.

(xlv) “Joinder” means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xlvi) “Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

(xlvii) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(xlviii) “Obligations” has the meaning specified therefor in the Credit Agreement.

(xlix) “Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(l) “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit B.

(li) “Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests are acquired or otherwise owned by a Grantor after the Closing Date.

(lii) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(liii) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(liv) “Pledged Note” means the Term Loan Note dated May 2, 2013 made by Evergreen International Aviation, Inc. to EAC Acquisition Corporation in the original principal amount of $6,150,000.00.

(lv) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(lvi) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(lvii) “Proceeds” has the meaning specified therefor in Section 3.

(lviii) “PTO” means the United States Patent and Trademark Office.

(lix) “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(lx) “Rescission” has the meaning specified therefor in Section 7(k).

(lxi) “Secured Obligations” means each and all of the following: (A) all of the present and future obligations of each of the Grantors arising from, or owing under or pursuant to, this Agreement (including the Guaranty), the Credit Agreement, or any of the other Loan Documents, (B) all Bank Product Obligations, and (C) all other Obligations of each Borrower and all other Guarantied Obligations of each Guarantor (including, in the case of each of clauses (A), (B) and (C), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding); provided that, anything to the contrary contained in the foregoing notwithstanding, the Secured Obligations of the Guarantors shall exclude any Excluded Swap Obligation.

(lxii) “Securities Account” means a securities account (as that term is defined in the Code).

(lxiii) “Security Interest” has the meaning specified therefor in Section 3.

(lxiv) “Spare Parts” means any “appliance” or “spare part” as defined in Section 40102 of the Federal Aviation Act.

(lxv) “Spare Parts Security Agreement” means a spare parts security agreement among one or more of the Grantors and Agent, in form suitable for filing with the FAA and otherwise in form reasonably satisfactory to Agent.

(lxvi) “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

(lxvii) “Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(lxviii) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (F) all of each Grantor’s rights corresponding thereto throughout the world.

(lxix) “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit D.

(lxx) “Triggering Event” means, as of any date of determination, that (A) an Event of Default has occurred as of such date, or (B) Excess Availability is less than $15,000,000 for three (3) consecutive Business Days immediately preceding such date.

(lxxi) “URL” means “uniform resource locator,” an internet web address.

(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations or the Guarantied Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee), (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (iii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (iv) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations or Guarantied Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent or a Lender at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations or Guarantied Obligations, (v) the payment or repayment in full in immediately available funds of all other Secured Obligations or Guarantied Obligations (as the case may be) (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (A) unasserted contingent indemnification obligations, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(c) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. Guaranty.

(a) In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Revolving Loans, the issuance of the Letters of Credit, and the entering into of the Bank Product Agreements and by virtue of the financial accommodations to be made to Borrowers, each of the Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations. If any or all of the Obligations constituting Guarantied Obligations becomes due and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent, for the benefit of the Lender Group and the Bank Product Providers, together with any and all expenses (including Lender Group Expenses) that may be incurred by Agent or any other member of the Lender Group or any Bank Product Provider in demanding, enforcing, or collecting any of the Guarantied Obligations (including the enforcement of any collateral for such Guarantied Obligations or any collateral for the obligations of the Guarantors under this Guaranty). If claim is ever made upon Agent or any other member of the Lender Group or any Bank Product Provider for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guarantied Obligations and any of Agent or any other member of the Lender Group or any Bank Product Provider repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any Guarantor), then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Grantor, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

(b) Additionally, each of the Guarantors unconditionally and irrevocably guarantees the payment of any and all of the Guarantied Obligations to Agent, for the benefit of the Lender Group and the Bank Product Providers, whether or not due or payable by any Grantor upon the occurrence of any of the events specified in Section 8.4 or 8.5 of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent, for the benefit of the Lender Group and the Bank Product Providers, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

(c) The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Guarantied Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each of the Guarantors hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Agent, any other member of the Lender Group, or any Bank Product Provider on account of the Obligations which Agent, such other member of the Lender Group, or such Bank Product Provider repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (iv) any action or inaction by Agent, any other member of the Lender Group, or any Bank Product Provider, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Obligations or of any security therefor.

(d) This Guaranty includes all present and future Guarantied Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent, (ii) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any member of the Lender Group or any Bank Product Provider in existence on the date of such revocation, (iv) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Guaranty shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent (for the benefit of the Lender Group and the Bank Product Providers) and its successors, transferees, or assigns.

(e) The guaranty by each of the Guarantors hereunder is a guaranty of payment and not of collection. The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions. Each of the Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each of the Guarantors.

(f) Each of the Guarantors authorizes Agent, the other members of the Lender Group, and the Bank Product Providers without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(i) change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Obligations as so changed, extended, renewed, or altered;

(ii) take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations or any of the Guarantied Obligations (including any of the obligations of all or any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

(iii) exercise or refrain from exercising any rights against any Grantor;

(iv) release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;

(v) settle or compromise any of the Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;

(vi) apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Agent, any other member of the Lender Group, or any Bank Product Provider regardless of what liability or liabilities of such Grantor remain unpaid;

(vii) consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, any Bank Product Agreement, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, any Bank Product Agreement, or any of such other instruments or agreements; or

(viii) take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one or more of the Guarantors from all or part of its liabilities under this Guaranty.

(g) It is not necessary for Agent, any other member of the Lender Group, or any Bank Product Provider to inquire into the capacity or powers of any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be Guarantied hereunder.

(h) Each Guarantor jointly and severally guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any member of the Lender Group or any Bank Product Provider with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guarantied Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guarantied Obligations resulting from the extension of additional credit;

(iii) any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Guarantied Obligations;

(iv) the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Agent, any other member of the Lender Group, or any Bank Product Provider;

(v) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor (other than defense arising from payment of the Guarantied Obligations to the extent of such payment);

(vi) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties;

(vii) any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor; or

(viii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety (other than payment of the Guarantied Obligations to the extent of such payment).

(i) Waivers

(i) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent, any other member of the Lender Group, or any Bank Product Provider to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any collateral, or (iv) pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Guarantied Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders upon the occurrence and during the continuance of an Event of Default, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guarantied Obligations have been paid.

(ii) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations. Each of the Guarantors waives notice of any Default or Event of Default under any of the Loan Documents. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that neither Agent nor any of the other members of the Lender Group nor any Bank Product Provider shall have any duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.

(iii) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any Borrower or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder

(iv) No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Grantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guarantied Obligations shall have been paid in full in cash and all of the Commitments have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the “Foreclosed Grantor”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Grantor whether pursuant to this Agreement or otherwise.

(j) Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to guaranty and otherwise honor all Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2(j) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2(j), or otherwise under the Loan Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Guarantied Obligations. Each Qualified ECP Guarantor intends that this Section 2(j) constitute, and this Section 2(j) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Aircraft;

(c) all of such Grantor’s Books;

(d) all of such Grantor’s Chattel Paper;

(e) all of such Grantor’s Commercial Tort Claims;

(f) all of such Grantor’s Deposit Accounts;

(g) all of such Grantor’s Engines;

(h) all of such Grantor’s Equipment;

(i) all of such Grantor’s Farm Products;

(j) all of such Grantor’s Fixtures;

(k) all of such Grantor’s General Intangibles;

(l) all of such Grantor’s Inventory;

(m) all of such Grantor’s Investment Property;

(n) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(o) all of such Grantor’s Negotiable Collateral (including the Pledged Note);

(p) all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(q) all of such Grantor’s Securities Accounts;

(r) all of such Grantor’s Spare Parts;

(s) all of such Grantor’s Supporting Obligations;

(t) all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group; and

(u) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Assets.

Each Grantor agrees that, in the event any Grantor, pursuant to any Senior Note Document, takes any action to grant or perfect a Lien in favor of the Notes Collateral Agent in any assets (other than Second Lien Escrow Collateral (as defined in the Intercreditor Agreement), such Grantor shall also take such action to grant or perfect a Lien in favor of Agent to secure the Secured Obligations without request of Agent, including with respect to any property and real property in which the Notes Collateral Agent directs a Grantor to grant or perfect a Lien or take such other action under any Senior Note Document.

4. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Providers or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have all rights in and to the Collateral, including the right of possession and enjoyment thereof, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Collateral consisting of Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 16.

6. Representations and Warranties. In order to induce Agent to enter into this Agreement for the benefit of the Lender Group and the Bank Product Providers, each Grantor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(b) The chief executive office of each Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(c) Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(d) As of the Closing Date, no Grantor and no Subsidiary of a Grantor holds any commercial tort claims that exceed $200,000 in amount, except as set forth on Schedule 1.

(e) Set forth on Schedule 9 (as such Schedule may be updated from time to time subject to Sections 7(c) and 7(k)(iii) hereof) is a listing of all of Grantors’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(f) Schedule 8 sets forth all Real Property owned by any of the Grantors as of the Closing Date.

(g) As of the Closing Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person (other than non-exclusive licenses granted in the ordinary course of business) or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(h) (i) (A) each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in or material to the business of such Grantor (“Material IP”) have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality, or the Material IP was created in the ordinary course of employment and Grantor exclusively owns all right, title and interest in and to the Material IP through the work made for hire doctrine;

(ii) to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(iii) (A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to any Grantor’s knowledge, threatened in writing against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(iv) to each Grantor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect,

(v) each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in or material to the conduct of the business of such Grantor;

(i) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 11. Upon the making of such filings, Agent shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement, , subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases. Upon filing of any Copyright Security Agreement with the United States Copyright Office, filing of any Patent Security Agreement and any Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11, all action necessary to perfect the Security Interest in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

(j) (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests consisting of Equity Interests are duly authorized, validly issued, fully paid and nonassessable and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge the Collateral consisting of Investment Property; (iv) except to the extent otherwise excused by this Agreement or Schedule 3.6 to the Credit Agreement, all actions necessary to perfect and establish the first priority of, Agent’s Liens in the Collateral consisting of Investment Property, and the proceeds thereof, will have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Collateral consisting of Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 for such Grantor with respect to the Collateral consisting of Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent all certificates representing the Collateral consisting of Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(k) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Collateral consisting of Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally, (B) the filing of financing statements, (C) FAA Security Recordations and IR Security Recordations, (D) the filing of the Trademark Security Agreement, Patent Security Agreement, and Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and (E) the consents, approvals, authorizations, filings or other orders or actions that have been obtained or given (as applicable) and that are still in force. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor’s business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(j) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement that are part of the Collateral, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement (in each case to the extent constituting Collateral), provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

7. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:

(a) Possession of Collateral. Subject to Schedule 3.6 to the Credit Agreement with respect to Pledged Interests set forth on Schedule 5 as of the Closing Date, in the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within ten (10) Business Days after acquisition thereof (or such longer period as agreed to by Agent in writing in its sole discretion)), notify Agent thereof, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary by Agent to protect Agent’s Security Interest therein;

(b) Chattel Paper.

(i) Promptly (and in any event within ten (10) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, each Grantor shall take all steps reasonably necessary to grant Agent control of all Collateral consisting of electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $1,000,000;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement) constituting Collateral, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Bank, National Association, as Agent for the benefit of the Lender Group and the Bank Product Providers”;

(c) Control Agreements.

(i) Except to the extent otherwise excused by Section 7(k)(iv) and subject to Schedule 3.6 to the Credit Agreement, each Grantor shall obtain an authenticated Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a Deposit Account or Securities Account for such Grantor; and

(ii) Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain an authenticated Control Agreement, from each issuer of uncertificated securities (other than with respect to any Pledged Interests that are not securities governed by Article 8 of the Uniform Commercial Code in any relevant jurisdiction) has not , securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor;

(d) Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of (i) any letter of credit with a term of 12 months or more, or (b) any letters of credit with a term of less than 12 months having a face amount or value of $7,500,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days after becoming a beneficiary (or such longer period as agreed to by Agent in writing in its sole discretion)), notify Agent thereof and, promptly (and in any event within ten (10) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, enter into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account, all in form and substance reasonably satisfactory to Agent;

(e) Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving asserted claims, in the amount of $200,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) Business Days of obtaining such Commercial Tort Claim (or such longer period as agreed to by Agent in writing in its sole discretion)), notify Agent upon incurring or otherwise obtaining any such Commercial Tort Claims and, promptly (and in any event within ten (10) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)), amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary by Agent to give Agent a first priority, perfected security interest in any such Commercial Tort Claim;

(f) Government Contracts. Subject to Schedule 3.6 to the Credit Agreement, if any Account or Chattel Paper constituting Collateral arises out of a contract with the United States of America or any department, agency, or instrumentality thereof and such contract has a value of $500,000 or more, Grantors shall promptly (and in any event within ten (10) Business Days of the creation thereof (or such longer period as agreed to by Agent in writing in its sole discretion)) notify Agent thereof and, promptly (and in any event within ten (10) Business Days (or such longer period as agreed to by Agent in writing in its sole discretion)) after request by Agent, execute any instruments or take any other steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall provide written notice thereof under the Assignment of Claims Act;

(g) Intellectual Property.

(i) Upon the request of Agent, in order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense such Intellectual Property, including (A) to diligently enforce and defend, including suing for infringement, misappropriation, or dilution and to recover appropriate damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 7(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in or material to the conduct of such Grantor’s business;

(iii) Grantors acknowledge and agree that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(iii), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrowers and shall be chargeable to the Loan Account;

(iv) [Intentionally Omitted.]

(v) In the case of such registrations or applications therefor, which are acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(vi) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in another country without giving Agent written notice thereof at least five (5) Business Days prior to such filing and complying with Section 7(g)(i). Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than ten (10) Business Days following such receipt) notify Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than ten (10) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vii) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its material confidential information and material trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; and (B) taking actions reasonably necessary to ensure that no material trade secret falls into the public domain; and

(viii) No Grantor shall enter into any Intellectual Property License necessary to the conduct of its business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Agent (and any transferees of Agent); and

(h) Investment Property.

(i) If any Grantor shall acquire, obtain, or receive any Pledged Interests (constituting both Equity Interests and Collateral) after the Closing Date, it shall promptly (and in any event within twenty (20) days of acquiring or obtaining such Collateral) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of the Investment Property constituting Collateral that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Interests constituting Collateral;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Collateral consisting of Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Collateral consisting of Pledged Interests if the same is prohibited pursuant to the Loan Documents;

(v) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property constituting Collateral or, upon the occurrence and during the continuance of an Event of Default, to effect any sale or transfer thereof;

(vi) As to all Collateral consisting of limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each

Grantor hereby covenants that such Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement (in each case to the extent constituting Collateral), provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(i) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a fair market value in excess of $2,500,000 it will promptly (and in any event within ten (10) Business Days of acquisition) notify Agent of the acquisition of such Real Property and will, upon Agent’s written request. grant to Agent, for the benefit of the Lender Group and the Bank Product Providers, a first priority Mortgage on each fee interest in such Real Property and shall deliver such other documentation and opinions, in form and substance satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement or the other Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(k) Controlled Accounts; Controlled Investments.

(i) Subject to Schedule 3.6 to the Credit Agreement, each Grantor shall (A) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 10 (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Controlled Account Banks, and (B) deposit or cause to be deposited promptly, and in any event no later than the second Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to a Grantor) into a bank account of such Grantor (each, a “Controlled Account”) at one of the Controlled Account Banks.

(ii) Except to the extent otherwise excused by Section 7(k)(iv) and subject to Schedule 3.6 to the Credit Agreement, each Grantor shall establish and maintain Controlled Account Agreements with Agent and the applicable Controlled Account Bank, in form and substance reasonably acceptable to Agent. Each such Controlled Account Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C)upon the instruction of Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Agent’s Account. Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Triggering Event has occurred and is continuing at the time such Activation Instruction is issued. Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if: (1) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of the Credit Agreement or in the case of a Triggering Event occurring as a result of the failure to satisfy Excess Availability, Excess Availability shall have been at least $15,000,000 for each of the preceding 30 days, and (2) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.

(iii) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Schedule 10 to add or replace a Controlled Account Bank or Controlled Account and shall upon such addition or replacement provide to Agent an amended Schedule 10; provided, however, that (A) such prospective Controlled Account Bank shall be reasonably satisfactory to Agent, and (B) prior to or concurrently with the time of the opening of such Controlled Account, the applicable Grantor and such prospective Controlled Account Bank shall have executed and delivered to Agent a Controlled Account Agreement. Each Grantor shall close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days after notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or Agent’s liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in Agent’s reasonable judgment.

(iv) Other than (i) an aggregate amount of not more than $500,000, and (ii) amounts deposited into accounts described in clause (G) of the definition of “Excluded Assets”, no Grantor will make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Grantor and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments.

(l) Name, Etc. No Grantor will change its legal name, organizational identification number, jurisdiction of organization or organizational identity; provided, that any Grantor may change its legal name upon at least 10 days prior written notice to Agent of such change.

(m) Aircraft and Engine Collateral.

(i) On or prior to the Closing Date, EAC shall execute and deliver to Agent an Aircraft and Engine Security Agreement. Each Grantor shall provide notice to Agent within ten (10) Business Days of any acquisition of any Aircraft or Engine after the date hereof. Except as provided in Section 7(m)(ii) below, each Grantor who now owns or hereafter acquires any Aircraft or Engine shall within thirty (30) days after the later of (x) the date hereof, and (y) acquisition thereof:

(1) execute and deliver to Agent an Aircraft and Engine Security Agreement (or a supplement to an existing Aircraft and Engine Security Agreement of such Grantor);

(2) deliver to Agent (I) copies and other evidence reasonably requested by Agent to evidence a FAA Security Recordation and IR Security Recordation of such Aircraft or Engine, and (II) evidence satisfactory to Agent indicating the termination and release of all existing Liens (other than any Permitted Liens) on such Aircraft or Engine (including applicable filings with the FAA to effect such release);

(3) deliver to Agent, a legal opinion with respect to such Aircraft or Engine issued by a Person satisfactory to Agent which (I) indicates that such Aircraft or Engine is owned by such Grantor free and clear of any encumbrances recorded with the FAA or registered on the International Registry (other than Permitted Liens), and that, for such Aircraft or Engine, (A) an FAA Registration and FAA Security Recordation has been effected with the FAA and (B) an IR Security Recordation has been effected with the International Registry, and (II) is otherwise in form and substance reasonably satisfactory to Agent; and

(4) execute and deliver to Agent, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent;

(ii) In the event that a Grantor purchases or acquires Aircraft or Engines with proceeds of Permitted Purchase Money Indebtedness and such Aircraft or Engine is subject to a Lien in favor of the provider of such Permitted Purchase Money Indebtedness, such Grantor shall not be required to satisfy any of the requirements set forth in Section 7(m)(i) with respect to such Aircraft or Engine to the extent that (A) the contract for such Permitted Purchase Money Indebtedness expressly prohibits the valid grant of a security interest or Lien (other than the security interest or Lien securing such Permitted Purchase Money Indebtedness) on such Aircraft or Engine (and any accessions, fixtures, and attachments thereto) and (B) such prohibition has not been waived or the consent of the provider of such Permitted Purchase Money Indebtedness has not been obtained; provided, that the foregoing exclusion (1) shall not apply when such prohibition is no longer in effect, and (2) shall not limit, impair, or otherwise affect Agent’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to any proceeds, substitutions, or replacements of such Aircraft or Engine (and any accessions, fixtures, and attachments thereto), to the extent not covered, or to the extent permitted if covered, by the Lien securing such Permitted Purchase Money Indebtedness;

(iii) Each Grantor shall comply with the provisions of each Aircraft and Engine Security Agreement to which it is a party;

(n) Spare Parts Collateral.

(i) Except as provided in Section 7(n)(ii) below, each Grantor who (x) now owns or hereafter acquires any Spare Part and is a Certificated Air Carrier or (y) now or hereafter is maintaining any of its Spare Parts on behalf of a Certificated Air Carrier, shall within thirty (30) days after the later of (x) the date hereof, and (y) acquisition thereof:

(1) execute and deliver to Agent a Spare Parts Security Agreement (or a supplement to an existing Spare Parts Security Agreement to which such Grantor is party);

(2) deliver to Agent (I) copies and other evidence reasonably requested by Agent to evidence a FAA Security Recordation of such Spare Part(s), and (II) evidence satisfactory to Agent indicating the termination and release of all existing Liens (other than Permitted Liens) on such Spare Part(s) (including applicable filings with the FAA to effect such release);

(3) deliver to Agent an opinion with respect to such Spare Part(s) issued by a Person satisfactory to Agent which (I) indicates that, for such Spare Part(s), an FAA Security Recordation has been effected with the FAA, and (II) is otherwise in form and substance reasonably satisfactory to Agent;

(4) execute and deliver to Agent such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent;

(ii) In the event that a Grantor purchases or acquires Spare Parts with proceeds of Permitted Purchase Money Indebtedness and such Spare Part is subject to a Lien in favor of the provider of such Permitted Purchase Money Indebtedness, such Grantor shall not be required to satisfy any of the requirements set forth in Section 7(n)(i) with respect to such Spare Parts to the extent that (A) the contract for such Permitted Purchase Money Indebtedness expressly prohibits the valid grant of a security interest or Lien (other than the security interest or Lien securing such Permitted Purchase Money Indebtedness) on such Spare Parts (and any accessions, fixtures, and attachments thereto) and (B) such prohibition has not been waived or the consent of the provider of such Permitted Purchase Money Indebtedness has not been obtained; provided, that the foregoing exclusion (1) shall not apply when such prohibition is no longer in effect, and (2) shall not limit, impair, or otherwise affect Agent’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to any proceeds, substitutions, or replacements of such Spare Parts (and any accessions, fixtures, and attachments thereto), to the extent not covered, or to the extent permitted if covered, by the Lien securing such Permitted Purchase Money Indebtedness;

(iii) Each Grantor that is not a Certificated Air Carrier shall provide written notice to Agent within ten (10) Business Days of any date after the date hereof on which it is maintaining any Spare Parts on behalf of a Certificated Air Carrier. Each Grantor that becomes a Certificated Air Carrier after the date hereof shall forthwith notify Agent.

(iv) Each Grantor shall comply with the provisions of any Spare Parts Security Agreement to which it is a party.

(o) Pledged Note. Grantors (i) without the prior written consent of Agent (not to be unreasonably withheld or delayed), will not (A) waive or release any payment obligation of any Person that is obligated under the Pledged Note, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Note, or (C) other than Permitted Dispositions, assign or surrender their rights and interests under the Pledged Note, terminate or cancel (other than upon payment in full), modify, change, supplement or amend the Pledged Note, and (ii) shall provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Note promptly after giving or receiving such notice.

8. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

(c) Spare Parts Security Agreement and Aircraft and Engine Security Agreements. The provisions of each Spare Parts Security Agreement and each Aircraft and Engine Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in any Spare Parts Security Agreement or any Aircraft and Engine Security Agreement shall limit any of the rights or remedies of Agent hereunder. In the event of any actual, irreconcilable conflict that cannot be resolved between the Aircraft and Engine provisions of this Agreement and the Aircraft and Engine Security Agreement, the provisions of such Aircraft and Engine Security Agreement shall control and govern. In the event of any actual, irreconcilable conflict that cannot be resolved between the Spare Parts provisions of this Agreement and any Spare Parts Security Agreement, the provisions of such Spare Parts Security Agreement shall control and govern. Each Grantor that executes and delivers an Aircraft and Engine Security Agreement shall be permitted to operate Aircraft in foreign jurisdictions as contemplated by Section 3.9 thereof to the extent that such Grantor is otherwise in compliance with such Section 3.9 and so long as no such Aircraft is Eligible Aircraft (or represented by any Grantor or any of its Subsidiaries to be Eligible Aircraft), in each case, on and after the date of deregistration of such Aircraft pursuant to such Section 3.9. The location and operation of any such Aircraft in a foreign jurisdiction as contemplated by any such Section 3.9 shall not be deemed a breach of or default under any covenant, representation or warranty under this Agreement so long as such Grantor is otherwise in compliance with such Section 3.9 and so long as such Aircraft is not Eligible Aircraft and is not represented by any Grantor or any of its Subsidiaries to be Eligible Aircraft, in each case, on and after the date of deregistration of such Aircraft pursuant to such Section 3.9.

9. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

10. Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Agent or any of its nominees.

11. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent, on behalf of the Lender Group or the Bank Product Providers, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12. Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

13. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group and the Bank Product Providers, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

14. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Providers, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

15. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Collateral consisting of Pledged Interests than if such Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Collateral consisting of Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

16. Voting and Other Rights in Respect of Pledged Interests.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests constituting Collateral owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests constituting Collateral owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent, the other members of the Lender Group, or the Bank Product Providers.

17. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b) Agent is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c) Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

(d) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.

(f) Agent may, in its sole and absolute discretion, from time to time, at the expense of Grantor make all such expenditures for the payment of taxes, insurance, storage and other expenses related to the Collateral and for remarketing, maintenance, modifications, refurbishments, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of Grantor relating to the Collateral in connection therewith, as Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, modification, refurbishment, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Agent may determine; and Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof. Grantor shall pay on demand, and any such tolls, rents, revenues, issues, income, products and profits may be applied to pay, all expenses incurred by Agent in connection with the foregoing and any and all other expenses of possession, use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, modification, refurbishment, repairs, replacements, alterations, additions and improvements, and all payments which Agent may be required or may elect, to make, if any, for Taxes, insurance, storage or other charges assessed against or otherwise imposed upon the exercise of any rights under any of the Loan Documents or the Collateral or any part thereof (including the employment of agents for the remarketing of the Collateral for sale or lease, and appraisers, technicians, engineers and accountants to examine, inspect and make reports upon the properties and books and records of Grantor), and all other payments which Agent or any Lender may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of Agent, and of all Persons engaged or employed by Agent.

18. Remedies Cumulative. Each right, power, and remedy of Agent, any other member of the Lender Group, or any Bank Product Provider as provided for in this Agreement, the other Loan Documents or any Bank Product Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents and the Bank Product Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, any other member of the Lender Group, or any Bank Product Provider, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent, such other member of the Lender Group or such Bank Product Provider of any or all such other rights, powers, or remedies.

19. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party in accordance with and to the extent set forth in Section 10.3 of the Credit Agreement. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, in accordance with and to the extent set forth in the Credit Agreement, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

21. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.

22. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at the address specified for Borrowers in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23. Continuing Security Interest: Assignments under Credit Agreement.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Guaranty made and the Security Interest granted hereby shall automatically terminate, without the requirement of further action by any party, and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon any Borrower’s request, Agent will authorize the filing of appropriate termination statements and shall take such other actions requested by any Grantor (at Grantors’ expense) to terminate or evidence the termination of such Guaranty and Security Interest. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Revolving Loans or other loans made by any Lender to Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Providers, or any of them, shall release any Grantor from any obligation hereunder, except a termination, release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

(b) Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Agent or any other member of the Lender Group to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (i) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), or (ii) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

24. Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of

Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

25. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 25(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING LENDER, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 25(c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF

PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

26. New Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and Grantor hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.

27. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers.

28. Miscellaneous.

(a) This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation

	By:	/s/
Name:
Title:

EAC ACQUISITION CORPORATION, a Delaware corporation

	By:	/s/
Name:
Title:

EVERGREEN HELICOPTERS, INC., an Oregon corporation

	By:	/s/
Name:
Title:

EVERGREEN HELICOPTERS OF ALASKA, INC., an Alaska corporation

	By:	/s/
Name:
Title:

EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation

	By:	/s/
Name:
Title:

EVERGREEN EQUITY, INC., a Nevada corporation

By:	/s/
Name:
Title:

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AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/
Name:
Its Authorized Signatory

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